Exhibit 99.1

            ACCESS WORLDWIDE REPORTS THIRD QUARTER FINANCIAL RESULTS

     ARLINGTON, Va., Nov. 14 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), an established marketing and Business Process Outsourcing ("BPO") services company, today reported financial results for the three and nine months ended September 30, 2006.

    "I am very pleased to report that we are starting to realize the positive results of our investment in our sales team and the launch of our operations in the Philippines. Our revenues from continued operations more than doubled and our operating loss has been reduced by $1.9 to $(0.2) for the three months ended September 30, 2006," stated Shawkat Raslan Chairman and Chief Executive Officer. "We will continue to expand our business development team and our offshore operations during 2007."

    On August 3, 2006, we sold a part of our Pharmaceutical Services through a strategic sale of our TMS Professional Markets Group ("TMS") for $10.5 million, less $0.4 million for the settlement of a subordinated note with a former stockholder of TeleManagement Services, accrued interest and a $0.8 million holdback for a working capital settlement. The transaction has transformed our company into a BPO company, and as a result, we will no longer discuss or report on our business based on the type of revenues we produced as in the past, but based on geographical regions -- Domestic and International. "The transaction has not only transformed Access Worldwide into a BPO focused company but has also allowed us to repay all amounts owed under our Debt Agreement," stated Richard Lyew, Chief Financial Officer.

    For the Three Months Ended September 30, 2006

    Revenues increased $4.3 million, or 110%, to $8.2 million for the three months ended September 30, 2006, compared to $3.9 million for the three months ended September 30, 2005. We reported a loss from operations of $0.2 million for the three months ended September 30, 2006, compared to $2.1 million for the three months ended September 30, 2005.

    The overall increase in revenues was attributed to $2.7 million in revenues from our Domestic Business segment and $1.5 million in revenues for our International Business segment. The increase is attributed to the following: a) production hours from a new client retained in 2006, b) increased production hours performed for two of our existing clients, and c) three full months of production hours from our International segment which opened for business during the last week of September 2005.

    We reported net income of $6.4 million or $0.37 earnings per share of common stock for the three months ended September 30, 2006, compared to net loss of $2.8 million or ($0.20) loss per share of common stock for the three months ended September 30, 2005. Net income for the three months ended September 30, 2006 was related to the strategic sale of TMS which resulted in $8.3 million of income from discontinued operations.

    Total weighted average common shares outstanding for the three months September 30, 2006 and September 30, 2005 were 17,340,065 and 13,599,552, respectively.

    For the Nine Months Ended September 30, 2006

    Revenues increased $6.5 million, or 46%, to $20.5 million for the nine months ended September 30, 2006, compared to $14.0 million for the nine months ended September 30, 2005. We reported a loss from operations of $2.1 million for the nine months ended September 30, 2006, compared to $5.0 million for the nine months ended September 30, 2005.

    The overall increase in revenues was attributed to $6.0 million in revenues from our Domestic Business segment and $3.3 million in revenues for our International Business segment. The increase was attributed to several occurrences, the reopening of our Maryland communication center due to a new client retained in 2006, increased production hours performed for two of our existing clients, and a full nine months of production hours from our International segment which opened for business during the last week of September 2005. There was a reduction in revenues of $2.8 million in our medical education revenues during the nine months ended September 30, 2006 as a result of a continuing decrease in our client base.

    We reported net income of $3.6 million or $0.21 earnings per share of common stock for the nine months ended September 30, 2006, compared to net loss of $4.0 million or ($0.34) loss per share of common stock for the nine months ended September 30, 2005. Net income for the nine months ended September 30, 2006 was related to the strategic sale of TMS which resulted in $7.9 million of income from discontinued operations.

    Total weighted average common shares outstanding for the nine months ended September 30, 2006 and September 30, 2005 were 17,193,204 and 11,909,830, respectively.

    Access Worldwide is an established marketing and BPO services company that provides a variety of sales and communication services. Our spectrum of services include the full range of inbound and outbound voice services such as customer service, customer acquisition, helpdesk, and a growing list of IT and back office services among others. Headquartered in Arlington, Virginia, Access Worldwide has about 1,000 employees in offices throughout the United States and the Philippines. More information is available at http://www.accessww.com.

    This press release contains forward-looking statements. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from operations; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; potential consumer saturation reducing the need for services; our ability and our clients ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients; the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and our ability to recruit additional personnel. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                                  Unaudited                           Unaudited
                                                For the Three                       For the Nine
                                                Months Ending                       Months Ending
                                                September 30,                       September 30,
                                      --------------------------------    --------------------------------
                                           2006              2005              2006              2005
                                      --------------    --------------    --------------    --------------
Revenues                              $    8,156,021    $    3,919,196    $   20,468,535    $   13,983,821
Cost of revenues                           4,975,920         2,767,133        12,433,144         9,592,376

Gross profit                               3,180,101         1,152,063         8,035,391         4,391,445

Selling, general & administrative
 expenses                                  3,340,636         3,204,148        10,087,265         9,417,367

Loss from operations                        (160,535)       (2,052,085)       (2,051,874)       (5,025,922)

Interest expense, net                     (1,807,116)         (475,372)       (2,783,244)       (1,292,415)

Other Income                                  84,421           299,780           531,689           924,560

  Loss From Continuing Operations         (1,883,230)       (2,227,677)       (4,303,429)       (5,393,777)

Discontinued Operations (Note 8)
  Income (loss) from discontinued
   operations                                 95,799           211,011          (328,262)        2,116,778
  Gain on disposal of segment, net
   of income tax expense                   8,199,620                 -         8,199,620                 -
                                           8,295,419           211,011         7,871,358         2,116,778

Net income (loss)before deemed
 dividend                             $    6,412,189    $   (2,016,666)   $    3,567,929    $   (3,276,999)

Deemed dividend - warrants issued
 to certain stockholders                           -          (740,000)                -          (740,000)

Net income (loss)                          6,412,189        (2,756,666)        3,567,929        (4,016,999)

Basic and diluted income (loss) per
 share:
  Continuing operations               $        (0.11)   $        (0.16)   $        (0.25)   $        (0.45)
  Discontinued operations             $         0.48    $         0.02    $         0.46    $         0.18
  Net income (loss)                   $         0.37    $        (0.20)   $         0.21    $        (0.34)

Weighted average common
 shares outstanding                       17,340,065        13,599,552        17,193,204        11,909,830

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                             September        December 31,
                                                2006              2005
                                           --------------    --------------
ASSETS                                      (Unaudited)
  Current Assets
    Cash and cash equivalents              $    3,974,657    $    1,755,926
    Restricted cash                               123,000           314,000
    Accounts receivable, net                    5,515,779         7,297,583
    Unbilled receivables                          650,259           228,083
    Other assets, net                           1,075,196           785,257

      Total current assets                     11,338,891        10,380,849

  Property and equipment, net                   3,237,356         5,025,158
  Restricted cash                                 343,000           466,000
  Other assets, net                               286,122           390,822

      Total assets                         $   15,205,369    $   16,262,829

LIABILITIES, MANDATORILY REDEEMABLE
 PREFERRED STOCK AND COMMON
 STOCKHOLDERS' DEFICIT

  Current Liabilities
    Current portion of indebtedness        $      467,255    $    4,876,381
    Current portion of indebtedness
     - related parties                          2,000,000           352,334
    Accounts payable                              697,286         1,878,856
    Accrued expense                             1,066,162         2,204,267
    Grants payable                                      -            80,000
    Accrued salaries, wages and
     related benefits                             750,474           736,797
    Customer deposits                             988,979         1,084,378
    Convertible notes, net                      2,082,246         1,768,584
    Deferred Revenues                             300,567         1,435,619
    Accrued interest and other
     related party expenses                             -            59,512

      Total current liabilities                 8,352,969        14,476,728

  Long-term portion of indebtedness               364,131           669,441
  Long-term portion of indebtedness -
   related parties                                      -                 -
  Other long-term liabilities                     552,425           796,418
  Convertible notes, net                        3,132,438         1,380,564
  Mandatorily redeemable preferred
   stock, $0.01 par value:
   1,000,000 shares authorized,
   40,000 shares issued and outstanding         4,000,000         4,000,000

      Total liabilities                        16,401,963        21,323,151

  Commitments and contingencies

  Common stockholders' deficit
    Common stock, $0.01 par value:
     voting 40,000,000 shares
     authorized; 17,340,065 and
     16,616,219 shares issued and
     outstanding, respectively                    173,401           166,162
    Additional paid-in capital                 70,664,806        70,389,446
    Accumulated deficit                       (72,034,801)      (75,602,730)
    Deferred compensation                               -           (13,200)

      Total common stockholders' deficit       (1,196,594)       (5,060,322)

    Total liabilities, mandatorily
     redeemable preferred stock
     and common stockholders'
     deficit                               $   15,205,369    $   16,262,829

SOURCE  Access Worldwide Communications, Inc.
    -0-                             11/14/2006
    /CONTACT: Mark Wright, Investor Relations of Access Worldwide Communications, Inc., +1-703-292-5210, or mwright@accessww.com/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.accessww.com /
    (AWWC)